Exhibit 99.1

EV3 AND FOXHOLLOW TO MERGE IN TRANSACTION CREATING A GLOBAL LEADER

IN ENDOVASCULAR DEVICE MARKET

FoxHollow Stockholders to Receive $25.92 Per Share in Cash and ev3 Stock

Transaction Anticipated to Offer Significant Revenue Synergies and Enhanced Profitability

for the New Company

PLYMOUTH, Minn. and REDWOOD CITY, Calif. – July 22, 2007 – ev3 Inc. (NASDAQ: EVVV) and FoxHollow Technologies, Inc. (NASDAQ: FOXH) today announced a definitive agreement by which ev3 and FoxHollow will merge in a $780 million cash and stock transaction. The proposed merger would create a new company with a market capitalization of approximately $1.7 billion, based on the companies’ closing stock prices on July 20, 2007. This strategic combination, approved by the Boards of Directors of both companies, will create a global leader in endovascular devices with net sales in 2008 projected to be in the range of $585 to $615 million. The combination also will provide the opportunity for the new company to achieve greater critical mass with significant cost and revenue synergies.

Under the terms of the merger agreement, FoxHollow stockholders will receive 1.45 shares of ev3 common stock plus $2.75 in cash for each share of FoxHollow common stock they own. Based on the companies’ closing stock prices on July 20, 2007, this represents $25.92 per share of consideration to be received by FoxHollow stockholders, or a total consideration of approximately $780 million, and a premium of over 20 percent to the 30-day average trading price for FoxHollow’s shares. Upon completion of the transaction, FoxHollow stockholders would own approximately 41 percent of the combined company, and ev3 stockholders would own approximately 59 percent.

ev3 and FoxHollow’s combined scale will create an organization that possesses one of the largest U.S. distribution footprints in endovascular devices with one of the broadest and most technologically advanced product offerings. Upon completion of the transaction, the company’s combined product portfolio will include a broad spectrum of products to treat vascular disease in both the peripheral and neurovascular markets, including atherectomy and thrombectomy, PTA balloons, stents, embolic protection devices, infusion catheters/wires, embolic coils and liquid embolics. The combined company will have direct operations or independent distributor presence in over 60 countries with more than 1,500 employees.

Jim Corbett, President and Chief Executive Officer of ev3, commented, “This combination brings together two organizations that share a deep commitment to advancing the treatment of peripheral and neurovascular disease. By combining our respective strengths, we believe we can develop innovative technologies to address the needs of endovascular specialists and their patients, while also providing significant growth opportunities for employees and shareholders.”

“We know John Simpson well and look forward to working with the FoxHollow team to further advance the company’s innovative technology,” Mr. Corbett continued. “In his role as Chief Scientist, John will work closely with our three business groups to guide technology development.”

“This is an exciting day for FoxHollow as we establish an even greater leadership position in the endovascular market” said Dr. John Simpson, Founder and Chief Executive Officer of FoxHollow. “The combined company will enhance our aggressive market building activities and accelerate our clinical and research and development initiatives in this market. By combining our strengths, we will continue to provide our customers with innovative endovascular products for patients with vascular disease.”

Key Benefits of the Transaction

Greater critical mass and revenue-generating opportunities. Upon the completion of the transaction, the combined company will possess a comprehensive portfolio of peripheral vascular and neurovascular products to meet a vast majority of the needs of endovascular specialists. A combined ev3-FoxHollow will bring together two experienced sales forces with well-established physician relationships. Leveraging the combined company’s expanded product portfolio, the unified sales organization will be positioned to expand revenues through numerous cross-selling opportunities. In addition, ev3’s strong international presence and sales infrastructure will be utilized to increase penetration of FoxHollow’s SilverHawk™ technology outside the United States.

Significant cost savings and enhanced profitability. The transaction is expected to generate approximate annual cost savings in excess of $40 million from enhanced efficiency of sales and marketing efforts, increased purchasing scale, sourcing and logistics efficiencies and shared administrative services. As a result, the combined company expects to generate adjusted earnings per share of $0.60 to $0.70 in 2008 and $0.90 to $1.10 in 2009 as further described in the “Guidance” section below.

Focused and expanded research and development and clinical trial programs. The operating income of a combined ev3 and FoxHollow will be significantly enhanced, creating added resources to fund ongoing, focused R&D programs, future technology innovations and clinical studies. Additionally, the combined company will be better positioned to grow through external initiatives. ev3 intends to maintain FoxHollow’s existing relationship with Merck & Co., Inc., which will further enhance the combined company’s opportunity to develop innovative technologies for the endovascular treatment of peripheral vascular and neurovascular disease.

Guidance

ev3 expects calendar year 2008 net sales of the combined company to be in the range of $585 to $615 million. ev3 expects adjusted earnings per share for 2008 to be in the range of $0.60 to $0.70, excluding transaction related expenses. This guidance assumes that only a portion of the anticipated revenue and cost synergies will be realized during 2008. For 2009, ev3 expects net sales of the combined company to be in the range of $700 to $750 million and reported earnings per share to be in the range of $0.90 to $1.10. Excluding all amortization expense, adjusted earnings per share in both 2008 and 2009 would be approximately $0.25 higher than the guidance provided above. The guidance above is based on pro forma, post merger, shares outstanding of approximately 107 million.

ev3’s guidance currently anticipates no provision for U.S. Federal or State income taxes, and an approximately $1.0 million provision for foreign taxes. As a result of ev3’s existing $468.8 million in U.S and foreign gross net operating loss carryforwards (“NOLs”), the company does not expect to pay U.S. Federal income taxes in 2008 or the foreseeable future. In the event that ev3 deems it necessary to record a provision for U.S. Federal taxes, the company expects that the tax rate would be approximately 35 percent.

Cash/Stock Election

As an alternative to receiving 1.45 shares of ev3 common stock and $2.75 shares in cash, FoxHollow stockholders may elect to receive either $25.92 in cash or 1.62 shares of ev3 common stock for each share of FoxHollow common stock by making an all-cash or an all-stock election, respectively. Cash and stock elections are subject to proration to preserve an overall mix of 1.45 shares of ev3 common stock and $2.75 in cash for all of the outstanding shares of FoxHollow common stock in the aggregate. As a result, a FoxHollow stockholder making an all-cash or all-stock election may receive a prorated amount of cash and ev3 common stock. It is anticipated that the stock portion of the consideration will be tax-free to FoxHollow stockholders.

Board and Management

Following the close of the transaction, Jim Corbett will become Chairman of the Board and Chief Executive Officer of the combined company and John Simpson will become Vice Chairman of the Board and Chief Scientist. The combined company’s Board of Directors will be comprised of 10 members, with six nominated by ev3 and four nominated by FoxHollow. It is expected that six of the 10 board members will be considered independent under the rules of The Nasdaq Stock Market. The combined company will be headquartered in Plymouth, Minn., with operating and manufacturing divisions in Irvine and Redwood City, Calif. The company’s principal international office will be in Paris, France.

Timing and Approvals

The transaction is subject to approval of FoxHollow’s stockholders as well as customary closing conditions and antitrust approvals, including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Boards of Directors of ev3 and FoxHollow have each approved the terms of the merger agreement and FoxHollow’s Board of Directors has recommended that its stockholders approve the transaction. The stockholders of ev3 have approved the issuance of shares in connection with the transaction and the amendment to ev3’s amended and restated certificate of incorporation to increase the number of shares of common stock ev3 is authorized to issue, through an action by written consent of the stockholders signed by Warburg Pincus Equity Partners, L.P., and certain of its affiliates, and the Vertical Fund I, L.P. and Vertical Fund II, L.P., which together beneficially own approximately 56.8 percent of the outstanding shares of common stock of ev3. In addition, certain FoxHollow stockholders, including John Simpson and Merck, who together beneficially own approximately 31.7 percent of the outstanding shares of common stock of FoxHollow, have entered into a voting agreement with ev3 under which they have agreed to vote all of their shares in favor of the transaction at the meeting of FoxHollow stockholders.

The transaction is expected to be completed in the fourth quarter of 2007.

Advisors

In connection with the transaction, Banc of America Securities LLC is acting as sole financial advisor to ev3, and Oppenheimer Wolff & Donnelly LLP is serving as legal counsel. J. P. Morgan Securities Inc. is acting as financial advisor to FoxHollow, and provided a fairness opinion in connection with the transaction. Thomas Weisel Partners LLC is also acting as a financial advisor to FoxHollow, and provided a fairness opinion in connection with the transaction. Wilson Sonsini Goodrich & Rosati, P.C. is serving as legal counsel to FoxHollow.

Conference Call and Webcast

ev3 and FoxHollow will host a conference call tomorrow at 8:30 a.m. eastern time to discuss the transaction. Interested participants may listen to the call by dialing 888-823-7459 (for callers within the U.S.) or 973-935-8751 (for international callers) and referencing code 9041797 approximately 15 minutes prior to the call. The webcast and accompanying slides can be accessed at www.ev3.net or www.foxhollowtech.com.

Separately today, ev3 released its fiscal second quarter 2007 financial results, which will also be discussed on the conference call and webcast.

A replay of the call will be available through August 6, 2007 at 877-519-4471 (for callers within the U.S.) or 973-341-3080 (for international callers), access code 9041797, and at www.ev3.net or www.foxhollowtech.com.

About ev3 Inc.

ev3 Inc. is a global medical device company focused on endovascular technologies for the minimally invasive treatment of vascular diseases and disorders.

ev3 and the ev3 logo are trademarks of ev3, Inc., registered in the U.S. and other countries.

All trademarks and trade names referred to in this press release are the property of their respective owners.

About FoxHollow Technologies

FoxHollow Technologies, Inc. develops and markets minimally invasive devices for the removal of plaque and thrombus for the treatment of peripheral artery disease (PAD). PAD results from plaque that accumulates in the arteries and blocks blood flow in the legs. These blockages can result in severe pain for patients and very limited physical mobility. The company’s SilverHawk Plaque Excision System is a minimally invasive method of removing the obstructive plaque and restoring blood flow to the legs and feet. The company’s Rinspirator thrombectomy system removes thrombus, or blood clots, from occluded arteries in patients suffering from PAD or coronary artery disease. For more information, please visit our website at http://www.foxhollowtech.com.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), ev3 uses the non-GAAP financial measures, such as “adjusted EPS” as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by variations in capital structure, tax positions, depreciation, non-cash charges and certain large and unpredictable charges. ev3 also believes that the presentation of these measures provides useful information to investors in evaluating the company’s operations, period over period. Non-GAAP measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the company’s results as reported under GAAP. When analyzing ev3’s operating performance, investors should not consider these non-GAAP measures as a substitute for net income (loss) prepared in accordance with GAAP.

Forward-Looking Statements

This press release contains “forward-looking statements” about ev3 and FoxHollow within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving ev3 and FoxHollow, including the potential accretion of the transaction to ev3, potential synergies and cost savings and the timing thereof, future financial and operating results, the expected timing of the completion of the transaction, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of ev3’s and FoxHollow’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of ev3 and FoxHollow. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the ability to obtain governmental approvals of the transaction on a timely basis; the failure of FoxHollow stockholders to approve the transaction; the competitive environment; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of ev3 and FoxHollow may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including physicians, providers and distributors. Additional factors that could cause ev3’s and FoxHollow’s results to differ materially from those described in the forward-looking statements can be found in ev3’s and FoxHollow’s Annual Reports on Form 10-K for the year ended December 31, 2006, and ev3’s Quarterly Report on Form 10-Q for the quarter ended April 1, 2007 and FoxHollow’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, which are filed with the Securities and Exchange Commission and available at the SEC’s web site at www.sec.gov. The information set forth herein speaks only as of the date hereof, and ev3 and FoxHollow disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this press release.

Important Additional Information for Investors and Stockholders

This communication is being made in respect of the proposed business combination involving ev3 and FoxHollow. In connection with the proposed transaction, ev3 intends to file with the SEC a registration statement on Form S-4, containing an information/proxy statement-prospectus and other relevant materials and each of ev3 and FoxHollow plan to file with the SEC other documents regarding the proposed transaction. The final information/proxy statement-prospectus will be mailed to the stockholders of ev3 and FoxHollow. INVESTORS AND SECURITY HOLDERS OF EV3 AND FOXHOLLOW ARE URGED TO READ THE INFORMATION/PROXY STATEMENT-PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EV3, FOXHOLLOW AND THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement and the information/proxy statement-prospectus (when available) and other documents filed with the SEC by ev3 and FoxHollow at the SEC’s web site at www.sec.gov. Free copies of the registration statement and the information/proxy statement-prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to ev3, Attention: Investor Relations Dept., telephone: (763) 398-7000; or at ir@ev3.net or to FoxHollow, Attention: Investor Relations Dept., telephone (650) 421-8449, or at investorrelations@foxhollowtech.com. In addition, investors and security holders may access copies of the documents filed with the SEC by ev3 on ev3’s website at www.ev3.net, and investors and security holders may access copies of the documents filed with the SEC by FoxHollow on FoxHollow’s website at www.foxhollowtech.com.

ev3, FoxHollow and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of FoxHollow in respect of the proposed transaction. Information regarding ev3’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 14, 2007 and the proxy statement for ev3’s 2007 Annual Meeting of Stockholders, filed with the SEC on April 16, 2007. Information regarding FoxHollow’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 13, 2007 and the proxy statement for FoxHollow’s 2007 Annual Meeting of Stockholders, filed with the SEC on April 30, 2007. If and to the extent that any of the ev3 or FoxHollow participants will receive any additional benefits in connection with the merger that are unknown as of the date of this filing, the details of those benefits will be described in the definitive information/proxy statement-prospectus relating to the merger. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of ev3’s and FoxHollow’s directors and executive officers in the merger by reading the definitive information/proxy statement-prospectus when it becomes available.

Contacts:

ev3

Patrick Spangler

Chief Financial Officer

(763) 398-7000

pspangler@ev3.net

Media Relations:

Laura Nobles

Nobles Communications

(310) 795-0497

laura@noblescommunications.com

Investor Relations:

Marian Briggs

Padilla Speer Beardsley

(612) 455-1742

mbriggs@psbpr.com

FoxHollow Technologies

Investor Relations:

Matt Ferguson

Chief Financial Officer

650-421-8449

investorrelations@foxhollowtech.com

Media Relations:

Mike Ennen

Vice President, Global Marketing

650-839-8066

mennen@foxhollowtech.com